UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2017

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-777-5188

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Todd Oseth as Chief Executive Officer and President

The Board of Directors (the “Board”) of FalconStor Software, Inc. (the “Company”) accepted the resignation of Todd Oseth from his position as Chief Executive Officer and President of the Company. Mr. Oseth will assist in the transition of the Chief Executive Officer role until his departure from the Company. Mr. Oseth’s resignation was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices.

In connection with Mr. Oseth’s departure, on August 15, 2017 the Company and Mr. Oseth entered into a Separation Agreement and General Release (the “Oseth Separation Agreement”) attached hereto as Exhibit 10.1. Under the terms of the Oseth Separation Agreement, the Company will, among other things, pay Mr. Oseth his current salary through March 1, 2018 and any COBRA expenses through February 15, 2018 to the extent that Mr. Oseth’s health insurance is not covered by the health insurance plan of another entity.

The foregoing description of the Oseth Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Oseth Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Todd Brooks as Chief Executive Officer

As of August 14, 2017, the Board appointed Todd Brooks as Chief Executive Officer effective August 14, 2017.

Mr. Brooks, 53, served as Chief Operating Officer of Aurea Software Inc., an enterprise software platform within ESW Capital, Inc., from December 2012 to October 2016, and has held various executive positions within ESW Capital, Inc. since he joined the company in July 2006. During the last 20 years Mr. Brooks has held executive positions with Intellinet Corporation, Fractional Group, LLC and eFuel, Inc. Mr. Brooks holds a B.S. degree in Aerospace and Ocean Engineering from Virginia Tech and has served on the advisory board of Virginia Tech’s Apex Center for Innovation & Entrepreneurship since 2015.

Mr. Brooks does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Brooks is not a party to any transaction listed in Item 404(a) of Regulation S-K.

In connection with Mr. Brooks’ appointment as Chief Executive Officer, the Board approved an offer letter to Mr. Brooks (the “Brooks Offer Letter”), which was executed on August 14, 2017. The Brooks Offer Letter provides that Mr. Brooks is entitled to receive an annualized base salary of $350,000, payable in regular installments in accordance with the Company’s general payroll practices. Mr. Brooks will also be eligible for a cash bonus of $17,500 for any quarter that is free cash flow positive on an operating basis and additional incentive compensation of an annual bonus of up to $200,000, subject to attainment of performance objectives to be mutually agreed upon and established. Pursuant to the Brooks Offer Letter, it is the intention of the Company to create an equity plan for all employees subject to stockholder approval, for up to 15% of the equity of the Company on a fully diluted basis at the time the equity plan is adopted following stockholder approval. Vesting of the equity issued under the plan would occur only upon a sale of the Company’s assets or capital stock at a premium to the valuation of the Company at the time the equity plan is adopted.

Mr. Brooks’ employment can be terminated at will. If Mr. Brooks’ employment is terminated by the Company other than for cause he is entitled to receive severance equal to twelve (12) months of his base salary if (i) he has been employed by the Company for at least twelve (12) months at the time of termination or (ii) a change of control has occurred within six (6) months of Mr. Brooks’ employment. Except as set forth in the preceding sentence, Mr. Brooks is entitled to receive severance equal to six (6) months of his base salary if he has been employed by the Company for less than six (6) months and his employment was terminated by the Company without cause. Mr. Brooks is also entitled to vacation and other employee benefits in accordance with the Company’s policies as well as reimbursement for an apartment.

The foregoing description of the Brooks Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Brooks Offer Letter, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Daniel Murale as Executive Vice President, Chief Financial Officer, and Treasurer

The Board accepted the resignation of Daniel Murale from his positions as Executive Vice President, Chief Financial Officer and Treasurer of the Company effective August 28, 2017. Mr. Murale will assist in the transition of the Chief Financial Officer role until his departure from the Company. Mr. Murale’s resignation was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices.

In connection with Mr. Murale’s departure, on August 16, 2017 the Company and Mr. Murale entered into a Separation Agreement and General Release (the “Murale Separation Agreement”) attached hereto as Exhibit 10.3. Under the terms of the Murale Separation Agreement, the Company will, among other things, pay Mr. Murale his current salary for four (4) weeks and any COBRA expenses for six (6) months to the extent that Mr. Murale’s health insurance is not covered by the health insurance plan of another entity.

The foregoing description of the Murale Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Murale Separation Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Patrick McClain as Executive Vice President, Chief Financial Officer and Treasurer

On August 14, 2017, the Board appointed Patrick McClain to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Mr. McClain shall also assume the roles of principal financial officer and principal accounting officer of the Company.

Mr. McClain, 61, served as Chief Financial Officer of Aurea Software Inc., an enterprise software platform within ESW Capital, Inc., from January 2013 to July 2016. Mr. McClain served as Senior Vice President and Chief Financial Officer of Rules-Based Medicine Inc., a biotechnology company, from September 2002 to December 2011. During the preceding 15 years, Mr. McClain operated a professional consulting company providing Chief Financial Services to over 20 privately held technology companies. Mr. McClain began his professional career with Price Waterhouse were he served as audit manager for 6 years. Mr. McClain holds a BBA degree in Accounting from Ohio University.

Mr. McClain does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. McClain is not a party to any transaction listed in Item 404(a) of Regulation S-K.

In connection with Mr. McClain’s appointment as Chief Financial Officer, the Board approved an offer letter to Mr. McClain (the “McClain Offer Letter”), which was executed on August 17, 2017. The McClain Offer Letter provides that Mr. McClain is entitled to receive an annualized base salary of $240,000, payable in regular installments in accordance with the Company’s general payroll practices. Mr. McClain will also be eligible for a cash bonus of $10,000 for any quarter that is free cash flow positive on an operating basis and additional incentive compensation of an annual bonus of up to $80,000, subject to attainment of performance objectives to be mutually agreed upon and established.

Mr. McClain’s employment can be terminated at will. If Mr. McClain’s employment is terminated by the Company other than for cause he is entitled to receive severance equal to six (6) months of his base salary if (i) he has been employed by the Company for at least twelve (12) months at the time of termination or (ii) a change of control has occurred within six (6) months of Mr. McClain’s employment. Except as set forth in the preceding sentence, Mr. McClain is entitled to receive severance equal to three (3) months of his base salary if he has been employed by the Company for less than six (6) months and his employment was terminated by the Company without cause. Mr. McClain is also entitled to vacation and other employee benefits in accordance with the Company’s policies.

The foregoing description of the McClain Offer Letter does not purport to be complete and is qualified in its entirety by reference to the McClain Offer Letter, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 17, 2017, the Company announced the appointment of Messrs. Brooks and McClain in a press release. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01 to this Current Report on Form 8-K and the exhibit attached hereto pertaining to this item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in the exhibits to this Current Report on Form 8-K relating to this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibits

10.1	Separation Agreement and General Release between FalconStor Software, Inc. and Todd Oseth, dated August 15, 2017.

10.2	Offer Letter between FalconStor Software, Inc. and Todd Brooks, dated August 14, 2017.

10.3	Separation Agreement and General Release between FalconStor Software, Inc. and Daniel Murale, dated August 16, 2017.

10.4	Offer Letter between FalconStor Software, Inc. and Patrick McClain, dated August 17, 2017.

99.1	Press Release dated August 17, 2017 announcing the appointment of Todd Brooks and Patrick McClain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2017	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Todd Brooks
		Name:	Todd Brooks
		Title:	Chief Executive Officer